UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 9, 2005

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2005, the Board of Directors of HearUSA, Inc. (the “Company”) approved Amended and Restated By-laws of the Company primarily to eliminate provisions inserted in the by-laws pursuant to the terms of the Amended and Restated Merger Agreement dated November 6, 2001 pursuant to which the Company acquired Helix Hearing Care of America Corp. (“Helix”). These provisions required a super-majority vote of the Board of Directors for approval of certain matters (Article III, Sections 13 and 17) and imposed certain offices of the Company be filled by designated persons (see Article V, Sections 1-16). The purpose of these provisions was to accomplish the acquisition by HearUSA of Helix and the successful integration of the companies. The Board of Directors has determined that all purposes to be accomplished by those provisions have been served and has approved the Amended and Restated By-laws which do not contain those provisions. In addition, the Board has deleted the provision in Article II, Section 11 permitting action by written consent of less than all stockholders of the Company. The Amended and Restated Bylaws are effective May 9, 2005. The Amended and Restated By-laws of the Company is filed herewith as Exhibit 3.1.

Item 9.01      Financial Statements and Exhibits

(c)     Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of HearUSA, Inc. (effective May 9, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)
Date: May 13, 2005	By:	/s/ Stephen J. Hansbrough
		Name:	Stephen J. Hansbrough
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of HearUSA, Inc. (effective May 9, 2005)